Exhibit 99.1

Coleman Cable, Inc. Acquires Assets of Watteredge, Inc.

Coleman Continues Expansion of Product Offerings and Capabilities in

Engineered Product Lines

WAUKEGAN, Ill., May 31, 2012 — Coleman Cable, Inc. (Nasdaq: CCIX) (“Coleman”, the “Company” or “CCI”), a leading manufacturer and innovator of electrical and electronic wire and cable products, announced today that it has completed the acquisition of substantially all of the assets of Watteredge, Inc. (“Watteredge”) in an all-cash transaction valued at approximately $35.0 million. Watteredge designs, manufactures and sells secondary power connectors, including electric arc furnace cables, resistance welding cables, industrial high-performance copper bus bars and accessories, and other high performance power conduction devices and accessories. Watteredge serves the steel, chemical, chlorine, power generation, fiberglass and automotive industries and sells its products and services worldwide.

“This acquisition immediately expands our product platform and allows us to provide an entirely new line of highly engineered industrial products across a number of end markets,” said Gary Yetman, president and chief executive officer of Coleman. “Furthermore, by aligning ourselves with Watteredge, we acquire a management team with a history of delivering consistently strong financial results and proven experience in providing value-added, engineered solutions to its customers both in the United States and internationally.”

Watteredge, which was first formed in 1949, has been family owned and operated for thirty years prior to the acquisition of its assets by Coleman Cable. Coleman plans to retain Watteredge’s workforce and continue all of its production at Watteredge’s current manufacturing plant in Avon Lake, Ohio. The acquisition of the assets of Watteredge, whose sales and Adjusted EBITDA for 2011 were nearly $25.0 million and $6.0 million, respectively, was structured as an all-cash transaction valued at approximately $35.0 million, subject to working capital adjustments, and closed on May 31, 2012 at which point substantially all of the assets of Watteredge were acquired by Watteredge LLC, a wholly-owned subsidiary of Coleman. Coleman anticipates that the assets acquired, primarily accounts receivable, inventory and production machinery and equipment, will contribute approximately $6.0 to $7.0 million in earnings before interest, taxes, depreciation and amortization and certain deal and related costs

(Adjusted EBITDA) and between $0.10 and $0.15 diluted earnings per share in 2013 excluding deal and related costs, while contributing $3.0 to $3.5 million in Adjusted EBITDA for the remainder of 2012 (7 months) and being earnings neutral for the balance of 2012 given the projected impact of purchase accounting. Additional details can be obtained at http://investors.colemancable.com/index.cfm.

About Coleman Cable, Inc.

Coleman Cable, Inc. is a leading manufacturer and innovator of electrical and electronic wire and cable products for the security, sound, telecommunications, electrical, commercial, industrial, and automotive industries. With extensive design and production capabilities and a long-standing dedication to customer service, Coleman Cable, Inc. is the preferred choice of cable and wire users throughout North America. For more information, please visit http://www.colemancable.com/.

Forward Looking Statements

Various statements included in this release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact constitute forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “continues,” “could,” “may,” “might,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements in this release about Coleman Cable’s expectations, beliefs, plans, objectives, assumptions or future events, and the future financial results or performance of the acquired assets are forward-looking statements. Coleman Cable has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Coleman Cable believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in Coleman Cable’s most recent Annual Report on Form 10-K (available at www.sec.gov), may cause the future financial results and performance of the acquired assets, as well as our actual results, performance or achievements as a result of the acquisition, to differ materially from the future results, performance or achievements expressed or implied by these forward-looking statements.

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Investor Contacts:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com